UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 9, 2009 (July 2, 2009)

HIRSCH INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Engineers Road, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 436-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Hirsch International Corp. (the “Company”) and Paul Gallagher, the Company’s President, Chief Executive Officer and Chief Operating Officer, entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) effective as of July 2, 2009. The Employment Agreement was entered into by the Company and Mr. Gallagher in connection with the entry into the Agreement and Plan of Merger, dated as of July 2, 2009, between the Company, Hirsch Holdings, Inc., a Delaware corporation (“Parent”), and HIC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent, pursuant to which, subject to the terms and conditions contained in such agreement, the Company will be merged with and into Merger Sub (the “Merger”), with the Company as the surviving corporation and a wholly-owned subsidiary of Parent. All of the equity of Parent is owned by Mr. Gallagher. A description of the material terms of the Agreement and Plan of Merger is contained in a Form 8-K filed by the Company on July 2, 2009, and the Agreement and Plan of Merger was filed as an exhibit to such Form 8-K.

The Employment Agreement modifies Mr. Gallagher’s former employment agreement to, among other things, extend the term of Mr. Gallagher’s employment by the Company for an additional year, to September 11, 2010, and state that Mr. Gallagher shall not be entitled to receive severance payments and benefits from the Company under his Employment Agreement, or the acceleration of any of his stock options, in connection with any termination of employment, resignation or non-renewal of the agreement which occurs after the completion of the Merger, or any other transaction pursuant to which (a) the shares of the Company’s Class A common stock become eligible for deregistration under the Securities Exchange Act of 1934, as amended, and (b) Mr. Gallagher becomes the beneficial owner, directly or indirectly, of 25% or more of the Company’s voting stock.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov.

The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Hirsch International Corp., 50 Engineers Road, Suite 100, Hauppauge, New York, 11788, Attention: Corporate Secretary; Telephone (631) 436-7100.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation of proxies will be set forth in the proxy statement relating to the proposed Merger when it becomes available.

SAFE HARBOR STATEMENT

This Current Report contains forward-looking statements which are made pursuant to the safe harbor provisions set within the meaning of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this Current Report are forward-looking statements. Readers should note that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to the Merger, including the failure to obtain the necessary financing set forth in the debt commitment letter delivered to the Company pursuant to the Merger Agreement, the failure to receive consent to the Merger from a significant supplier, and the other risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which may be updated by our subsequent periodic reports, which discussion is incorporated herein by reference. Readers are also urged to read the periodic filings and current reports on Form 8-K of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Second Amended and Restated Employment Agreement, dated as of July 2, 2009, between the Company and Paul Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

	By:	/s/ Paul Gallagher
		Name:	Paul Gallagher
		Title:	President, Chief Executive Officer and Chief Operating Officer
Dated: July 9, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Second Amended and Restated Employment Agreement, dated as of July 2, 2009, between Hirsch International Corp. and Paul Gallagher